UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RESEARCH SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RESEARCH SOLUTIONS, INC.

(310) 477-0354

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 17, 2022

TO THE STOCKHOLDERS OF RESEARCH SOLUTIONS, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Research Solutions, Inc., a Nevada corporation (the “Company”), to be held on November 17, 2022, at 11:00 A.M. Pacific time, at 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403.

At the Annual Meeting, stockholders will be asked to consider and act upon the following matters:

1.	To elect six members of the board of directors;

2.	To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent accountants for the fiscal year ending June 30, 2023;

3.	To hold an advisory vote on executive compensation; and

4.	To transact other business properly presented at the meeting or any postponement or adjournment thereof.

Our board of directors has fixed October 5, 2022 as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting and any postponement or adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for 10 days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

October 7, 2022	By Order of the Board of Directors

Peter Derycz
Executive Chairman

RESEARCH SOLUTIONS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 17, 2022

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Research Solutions, Inc., a Nevada corporation (we, us or our), for use at the annual meeting of stockholders to be held on November 17, 2022, at 11:00 A.M. Pacific Time, or the Annual Meeting, at 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403. Accompanying this Proxy Statement is our board of directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

We will bear the expense of this solicitation of proxies. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of our company may solicit proxies by telephone, electronic mail or personal calls. We may also engage a proxy solicitation firm on terms and at costs reasonably acceptable to our board of directors. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by those persons and we will reimburse them for their reasonable expenses incurred in this regard.

The purpose of the Annual Meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, our board of directors knows of no other business that may be presented for consideration at the Annual Meeting. All proxies which are properly completed, signed and returned to us prior to the Annual Meeting and which have not been revoked will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke its proxy at any time before it is voted either by filing with our Secretary, at our mailing address, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote its shares in person, provided that if a stockholder holds its shares in street name, such stockholder may vote its shares in person at the Annual Meeting only if it obtains a proxy, executed in its favor, from the record holder. If any other business properly comes before the Annual Meeting, votes will be cast pursuant to those proxies in respect of any other business in accordance with the judgment of the persons acting under those proxies.

In November 2019, we became a fully remote company. Accordingly, we do not currently have principal executive offices. Our mailing address is 10624 E. Eastern Ave., Ste. A-614, Henderson, NV 89052. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about October 11, 2022.

OUTSTANDING SECURITIES AND VOTING RIGHTS

The close of business on October 5, 2022, has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the record date, we had outstanding 27,330,878 shares of common stock, par value $0.001 per share. Our common stock is our only outstanding voting security. As of the record date, we had 35 holders of record of our common stock.

A holder of common stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. The nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy at the meeting, will be elected. Approval of the proposal to ratify the appointment of Weinberg & Company, P.A., as our independent accountants for the fiscal year ending June 30, 2023, and approval of the advisory vote on the resolution approving the compensation of our executives as disclosed in the compensation tables and related narrative disclosure herein, requires the favorable vote of a majority of shares voted at the Annual Meeting or by proxy.

A quorum, which is a majority of the outstanding shares as of October 5, 2022, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against these matters or deemed present or represented for determining whether stockholders have approved a proposal. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, such as director elections, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Brokers may vote their clients’ shares on routine matters, such as the ratification of our independent registered public accounting firm.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting either by filing with our Secretary, at our mailing address, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person, provided that if your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our board of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Proposal No. 1 is the election of six directors to hold office for a period of one year or until their respective successors have been duly elected and qualified. Our Amended and Restated Bylaws provide that the number of the directors of our company shall be not less than one nor more than nine, as fixed from time-to-time by resolution of our board of directors. On February 8, 2022, our board of directors fixed the number of directors at six effective as of February 8, 2022.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current board of directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Our board of directors proposes the election of the following nominees as directors:

Peter Victor Derycz

John Regazzi

Barbara J. Cooperman

General Merrill McPeak

Roy W. Olivier

Eugene Robin

If elected, the foregoing six nominees are expected to serve until the 2023 annual meeting of stockholders.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

CURRENT DIRECTORS/DIRECTOR NOMINEES

The following table sets forth the name, age, position and date of appointment of each of our directors as of October 5, 2022.

Name	Age	Position	Date of Appointment
Peter Victor Derycz	60	Executive Chairman	March 29, 2021
John Regazzi(1) (2)	74	Lead Independent Director	June 22, 2015
Roy W. Olivier	63	President and Chief Executive Officer, and Director	March 29, 2021
Barbara J. Cooperman(2)	67	Director	February 8, 2022
Gen. Merrill McPeak (2) (3)	86	Director	November 5, 2010
Eugene Robin (2) (4)	39	Director	March 31, 2021

(1)	Chairman of the Audit Committee.

(2)	Member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

(3)	Chairman of the Nominating and Governance Committee.

(4)	Chairman of the Compensation Committee.

Peter Victor Derycz – Executive Chairman

Mr. Derycz founded Reprints Desk and was named Executive Chairman on March 29, 2021. Mr. Derycz served as Chief Executive Officer and President from January 6, 2006 through March 28, 2021, and as a member of the Company's board of directors since January 6, 2016, including Chairman of the Board from January 6, 2006 through August 19, 2015. Mr. Derycz was a founder of Infotrieve, Inc. in 1989 and served as its President from February 1996 until September 2003. He served as the Chief Executive Officer of Puerto Luperon, Ltd. (Bahamas), a real estate development company, from January 2004 until December 2005. He served on the International Advisory Board of the San Jose State University School of Information, and served as a member of the board of directors of Insignia Systems, Inc. (Nasdaq:ISIG), a consumer products advertising company from 2006 to 2014. Mr. Derycz received a B.A. in Psychology from the University of California at Los Angeles. Our board of directors believes that Mr. Derycz’ familiarity with our day-to-day operations, his strategic vision for our business and his past leadership and management experience make him uniquely qualified to serve as a director.

John Regazzi – Lead Independent Director

Mr. Regazzi was appointed to our board of directors on June 22, 2015, and served as Chairman of the Board from August 20, 2015 through March 29, 2021, when he was designated Lead Independent Director. Mr. Regazzi is an information services and IT industry innovator, with more than four decades of experience. He is currently managing director of Akoya Capital Partners, a sector-focused private investment firm, where for the last few years he has served as its professional information services sector leader. He has also been a professor at the Long Island University’s College of Education, Information and Technology since 2005, and has served as dean of LIU’s College of Information and Computer Science. Before joining Akoya Capital Partners, Mr. Regazzi served for several years as CEO of Elsevier Inc. and managing director of the NYSE-listed Reed Elsevier, the world’s largest publisher and information services company for journal and related scientific, technical and medical content. At Reed Elsevier, he oversaw its expansive electronic publishing portfolio, with a program staff of 3,000 and revenues exceeding $1 billion. He was previously CEO of Engineering Information, which he helped turn around before being acquired by Reed Elsevier. As a recognized industry thought leader, Mr. Regazzi has designed, launched, and managed some of the most innovative and well-known information services in the professional communities, including the Engineering Village, Science Direct, Scirus and Scopus, as well as numerous other electronic information services dating back to the early days of the online and CD-ROM industries. Mr. Regazzi has served on a variety of corporate and industry boards, including the British Standards Institute Group and the American Institute of Physics, and he recently was appointed and serves as chairman of the board of National Technical Information Service, a division of the U.S. Department of Commerce. He currently serves as chairman of DiSTI and Convergered Security Solutions (CSS), both Akoya portfolio companies. Mr. Regazzi earned his B.S. from St. Johns University, M.A. from University of Iowa, M.S. from Columbia University, and Ph.D. in Information Science from Rutgers University. Our board of directors concluded that Mr. Regazzi should serve as a director in light of his extensive experience in the information services industry.

Roy W. Olivier – President and Chief Executive Officer, and Director

Mr. Olivier was named Interim Chief Executive Officer and President on March 29, 2021 and was formally appointed as Chief Executive Officer and President on October 4, 2021. Mr. Olivier has been a member of our board of directors since January 2018. Before joining our company, Mr. Olivier served as CEO of ARI Network Services, a leading provider of SaaS tools and marketing services, growing the business from less than 80 employees to over 1,200 and increasing revenues from under $15 million to over $100 million through accelerated organic growth and acquisitions. Earlier in his career, he served as VP of Sales and Marketing for ProQuest Media Solutions (now Snap-on Inc.) and held executive and senior management positions at multiple companies across the telecommunications and computer industries including Multicom Publishing, Tandy Corporation, BusinessLand and PacTel.

Barbara J. Cooperman – Director

Ms. Cooperman was appointed to our board of directors on February 8, 2022. Ms. Cooperman is an accomplished executive with general management background, P&L responsibility, and world-class marketing specialty in both B2B and B2C sectors. She has more than 20 years’ governance experience on boards including early-stage and privately held companies, nonprofits, industry associations, as well as executive leadership teams. She is known for being strategic and is a highly regarded leader skilled at developing vision and guiding organizations through growth stages and periods of reinvention. With 20+ years in the C-suite, Ms. Cooperman has significant experience advising the board on a wide range of issues such as unlocking brand value, strategic plans, M&A, and corporate social responsibility. Most recently, Ms. Cooperman was the global CMO at Kroll, a leader in cyber security and risk consulting, and Kroll Ontrack, a leader in ediscovery and data recovery. Joining as the firm came out of bankruptcy, she restored worldwide gold standard brand reputations, created go-to-market strategy for the high-growth cyber security practice, and managed corporate and crisis communications through the successful sale of both companies and several high-stakes matters. Kroll Ontrack was sold in 2016 and Kroll in 2018, both at highly attractive valuations. Prior to her role as Chief Marketing Officer at Kroll, Inc., Ms. Cooperman worked for 12 years at Reed Elsevier, where she served as the Global Chief Marketing Officer for LexisNexis and Elsevier. Our board of directors concluded that Ms. Cooperman’s industry knowledge, marketing and management expertise, and governance experience make her a valuable addition to our board of directors.

General Merrill McPeak – Director

Gen. McPeak was appointed to our board of directors on November 5, 2010. He is President of McPeak and Associates, a company he founded in 1995. From 1990 until his retirement from active military service in late-1994, he was chief of staff of the U.S. Air Force. During this period, he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad. As a member of the Joint Chiefs of Staff, he and the other service chiefs were military advisors to the Secretary of Defense and the President. Gen. McPeak has served on the board of directors of several publicly traded companies, including long service with Trans World Airlines, Inc. and with the test and measurement company, Tektronix, Inc. He was for many years Chairman of the Board of ECC International Corp., until that company was acquired by Cubic Corporation. Currently, Gen. McPeak is a director of Iovance Biotherapeutics (Nasdaq:IOVA). General McPeak was a founding investor, director and chairman of Ethicspoint, Inc., a software-as-a-service provider of secure, confidential employee reporting systems, that was acquired by private equity at a return making it one of Oregon’s most successful business startups in decades. Our board of directors concluded that Gen. McPeak should serve as a director in light of his demonstrated leadership abilities and years of experience serving on the boards of directors of numerous publicly traded corporations.

Eugene Robin – Director

Mr. Robin was appointed to our board of directors on March 31, 2021. Mr. Robin is currently the Vice President of BKF Capital Group, Inc. and also serves as the Vice President of Strategic Initiatives of Interlink Electronics, Inc. Mr. Robin was previously a principal of Cove Street Capital (“CSC”), a registered investment adviser, until August 2022, where he was employed since its founding in 2011, becoming a principal in 2014, and where he served as the Senior Analyst on both the Small Cap Value and Micro Cap Value strategies of CSC. Our board of directors concluded that Mr. Robin’s investment analysis experience as well as his software and security background make him a valuable addition to the board.

OTHER EXECUTIVE OFFICERS

The following table sets forth the name, age, position and date of appointment of each of our other executive officers as of October 5, 2022.

Name	Age	Position	Date of Appointment
Scott Ahlberg	59	Chief Operating Officer	July 1, 2007
William Nurthen	49	Chief Financial Officer and Secretary	October 4, 2021
Shane Hunt	45	Chief Revenue Officer	May 18, 2022

Scott Ahlberg – Chief Operating Officer

Mr. Ahlberg has effectively served as the Chief Operating Officer since July 1, 2007, and has many years of experience in content and startup businesses. Mr. Ahlberg started with Dynamic Information (EbscoDoc) in the 1980s, then went on to be Executive Vice President at Infotrieve, Inc. After leaving Infotrieve in 2005 Mr. Ahlberg provided consulting services to ventures in professional networking and medical podcasting. He joined Reprints Desk in 2006. His areas of expertise include strategic planning, operational innovation, copyright and content licensing, and quality management. Mr. Ahlberg has degrees from Stanford University (B.A., 1984) and the University of London (M.A., 1990).

William Nurthen – Chief Financial Officer and Secretary

Mr. Nurthen was appointed as Chief Financial Officer and Secretary on October 4, 2021. He brings more than twenty years of experience which includes financial leadership roles at both publicly traded and private companies across multiple industries. Prior to joining Research Solutions, Mr. Nurthen served in Chief Financial Officer roles for Endeavor Business Media, a B2B media publisher, and ARI Network Services, Inc. (formerly on the Nasdaq), a SaaS marketing company. Mr. Nurthen has also held prior CFO roles in investment banking, biotechnology, and information technology. He holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Business Administration from the University of Notre Dame.

Shane Hunt – Chief Revenue Officer

Mr. Hunt provides leadership resulting in the development of healthy long-term relationships with our cloud-based software customers, and ensures the daily satisfaction of users across R&D-driven organizations in life sciences, technology and academia worldwide. Mr. Hunt has nearly 20 years of industry experience and was co-founder of 4 Research Solutions Inc., a boutique information industry start-up that we acquired in 2012. Mr. Hunt attended California State University, Chico for his undergraduate and graduate studies in Psychology.

FURTHER INFORMATION CONCERNING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings. Our board of directors held five meetings during the fiscal year ended June 30, 2022. Each director then serving attended 75% or more of the aggregate of all of the meetings of our board of directors and all of the meetings held by all committees of our board of directors on which such director served in the fiscal year ended June 30, 2022. While directors periodically attend annual stockholder meetings, we have not established a specific policy with respect to members of our board of directors attending annual stockholder meetings. Five directors attended our Annual Meeting of Stockholders, held on November 18, 2021.

Committees. Our board of directors currently has the following standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee held four meetings, our Compensation Committee held five meetings and our Nominating and Governance Committee held two meetings during the fiscal year ended June 30, 2022.

Our Audit Committee currently consists of Messrs. Regazzi (Chairman), McPeak and Robin and Ms. Cooperman. Our board of directors has determined that Mr. Regazzi is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and that each member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication. Accordingly, our board of directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee. The primary purposes of our Audit Committee are to assist our board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of our company and audits of our financial statements, including (i) reviewing the scope of the audit and all non-audit services to be performed by our independent accountant and the fees incurred by us in connection therewith, (ii) reviewing the results of such audit, including the independent accountant’s opinion and letter of comment to management and management’s response thereto, (iii) reviewing with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) engaging our independent accountants and (v) reviewing our quarterly and annual financial statements prior to public issuance. The role and responsibilities of our Audit Committee are more fully set forth in a revised written Charter adopted by our board of directors on September 18, 2015, which is available on our website located at www.researchsolutions.com.

Our Compensation Committee currently consists of Messrs. Robin (Chairman), McPeak and Regazzi and Ms. Cooperman. The primary purposes of our Compensation Committee are to assist our board of directors in fulfilling its responsibility to determine the compensation of our executive officers and to approve and evaluate the compensation policies and programs of our company, including (i) reviewing the compensation packages of executive officers and making recommendations to our board of directors for said compensation packages, (ii) reviewing and approving proposed stock incentive grants and (iii) providing our board of directors with recommendations regarding bonus plans, if any. The role and responsibilities of our Compensation Committee are more fully set forth in a revised written Charter adopted by our board of directors on September 18, 2015, which is available on our website located at www.researchsolutions.com.

The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We routinely compensate our executive officers through salaries. At our discretion, we may reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors. Additionally, we use stock options, restricted stock awards and other incentive awards to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders. In establishing executive compensation, our Compensation Committee evaluates compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our Compensation Committee further attempts to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and incentive grants) are reviewed separately, compensation decisions are made based on a review of total compensation.

Our Nominating and Governance Committee currently consists of Messrs. McPeak (Chairman), Regazzi and Robin and Ms. Cooperman. The primary purposes of our Nominating and Governance Committee are to (i) identify individuals qualified to become members of our board of directors and recommend to our board of directors the nominees for the next annual meeting of our stockholders and candidates to fill vacancies on our board of directors, (ii) recommend to our board of directors the directors to be appointed to committees of our board of directors and (iii) oversee the effectiveness of our corporate governance in accordance with regulatory guidelines and any other guidelines we establish, including evaluations of members of executive management, our board of directors and its committees. The role and responsibilities of our Nominating and Governance Committee are more fully set forth in a revised written Charter adopted by our board of directors on October 15, 2012, which is available on our website located at www.researchsolutions.com.

Director Nomination Process. Our Nominating and Governance Committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors; our executives; individuals personally known to the members of our board of directors; and other research. Our Nominating and Governance Committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

A stockholder of our company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of our company beneficially owned, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nominations are to be made and (v) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934, as amended. The recommendation should be addressed to our Secretary.

Among other matters, our Nominating and Governance Committee:

1.	Reviews the desired experience, mix of skills and other qualities to assure appropriate board of directors composition, taking into account the current members of our board of directors and the specific needs of our company and our board of directors;

2.	Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

3.	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of our board of directors; and

4.	Conducts appropriate inquiries into the background and qualifications of potential nominees.

Although the Nominating and Governance Committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of our board of directors, the Nominating and Governance Committee and the full board of directors are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches.

Based on the foregoing, our Nominating and Governance Committee recommended for nomination and our board of directors nominated, Messrs. Derycz, Regazzi, Olivier, McPeak and Robin and Ms. Cooperman for re-election as directors on our board of directors, subject to stockholder approval, for a one-year term ending on or around the date of the 2023 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight. Mr. Derycz serves as our Executive Chairman, Mr. Regazzi serves as our Lead Independent Director, and Mr. Olivier serves as our Chief Executive Officer and President. We believe that separating the role of Executive Chairman and Chief Executive Officer enhances our corporate governance practices and better enables management and our board of directors to focus on growth to maximize stockholder value. Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Nominating and Governance Committee also manages risks associated with the independence of members of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

Board Diversity. Our Nominating and Governance Committee is responsible for reviewing with our board of directors, on an annual basis, the appropriate characteristics, skills and experience required for our board of directors as a whole and its individual members.

As required by Nasdaq Rule 5606 as approved by the Securities and Exchange Commission in August 2021, we are providing additional information about the gender and demographic diversity of our directors in the format required by such rule. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification. Directors who did not answer or indicated that they preferred not to answer a question are shown as “did not disclose gender” or “did not disclose demographic background” below.

Board Diversity Matrix for Research Solutions, Inc. As of October 5, 2022

Total Number of Directors	6

Part I: Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Policy on Trading, Pledging and Hedging of Company Stock. Our Insider Trading Policy prohibits our executive officers, the non-employee members of our board of directors and certain other employees from engaging in selling any of our securities that they do not own at the time of the sale (referred to as a “short sale”) and buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities.

As of the date of this proxy statement, none of our executive officers or non-employee directors have previously engaged in any hedging or pledging transaction involving our securities.

Stockholder Communications. Holders of our securities can send communications to our board of directors via email to auditcommittee@researchsolutions.com or by telephoning the Chief Financial Officer at our main telephone number, who will then relay the communications to our board of directors.

DIRECTOR INDEPENDENCE

Our board of directors currently consists of six members: Messrs. Derycz (Executive Chairman), McPeak, Olivier, Regazzi and Robin and Ms. Cooperman. Each director serves until our next annual meeting or until his or her successor is duly elected and qualified. Our board of directors has determined that Ms. Cooperman, Gen. McPeak, Mr. Regazzi and Mr. Robin are independent directors as that term is defined in the applicable rules for companies traded on The Nasdaq Stock Market. Ms. Cooperman, Gen. McPeak, Mr. Regazzi and Mr. Robin are each members of the Audit Committee, Compensation Committee and Nominating and Governance Committee of our board of directors, and each of them meets Nasdaq’s independence standards for members of such committees.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our board of directors has furnished the following report:

Our Audit Committee currently operates under a revised written charter that was approved by our board of directors effective September 18, 2015. For the fiscal year ended June 30, 2022, our Audit Committee has performed, or has confirmed that our board of directors has performed, the duties of our Audit Committee, which is responsible for providing objective oversight of our internal controls and financial reporting process.

In fulfilling its responsibilities for the financial statements for the fiscal year ended June 30, 2022, our Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended June 30, 2022 with management and Weinberg & Company, P.A., or the Auditors, our independent auditors;

•	Discussed with the Auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

•	Received written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors their independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Auditors are in fact “independent.”

Based on our Audit Committee’s review of our audited financial statements and discussions with management and the Auditors, our Audit Committee approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended June 30, 2022, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John Regazzi
Barbara J. Cooperman
General Merrill McPeak
Eugene Robin

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL NO. 2

INDEPENDENT ACCOUNTANTS

Proposal No. 2 is the ratification of the firm of Weinberg & Company, P.A., or Weinberg, as our independent accountants for the year ending June 30, 2023. Our Audit Committee recommended and our board of directors has selected, subject to ratification by a majority vote of the stockholders in person or by proxy at the Annual Meeting, Weinberg as our independent public accountant for the current fiscal year ending June 30, 2023. Representatives of Weinberg are expected to be present telephonically at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, at the Annual Meeting, representatives of Weinberg are expected to be available to respond to appropriate questions posed by our stockholders.

While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the Annual Meeting nonetheless, as our board of directors believes that the selection of auditors to audit our consolidated financial statements is of sufficient importance to seek stockholder approval. If the majority of our stockholders present and entitled to vote at the Annual Meeting do not ratify the appointment of Weinberg as our auditors for the current fiscal year, Weinberg will continue to serve as our auditors for the current fiscal year, and our Audit Committee will engage in deliberations to determine whether it is in our best interest to continue Weinberg’s engagement as our auditors for the fiscal year ending June 30, 2024.

Weinberg is our principal independent public accounting firm. All audit work was performed by the full-time employees of Weinberg. Our Audit Committee approves in advance all services performed by Weinberg, has considered whether the provision of non-audit services is compatible with maintaining Weinberg’s independence, and has approved such services.

The following table presents the aggregate fees for professional audit services and other services rendered by Weinberg in the fiscal years ended June 30, 2022 and 2021.

	Year Ended June 30, 2022	Year Ended June 30, 2021
Audit Fees	$132,865	$125,452
Audit Related Fees	--	--
Tax Fees	30,146	32,479
All Other Fees	--	--
Total	$163,011	$157,931

Audit Fees consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, including amendments thereto.

Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees consists of amounts billed for services other than those noted above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF WEINBERG & COMPANY, P.A. AS OUR INDEPENDENT ACCOUNTANTS.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are including in this Proxy Statement and will present at the Annual Meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC. Proposal No. 3, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for the Annual Meeting.

This vote will not be binding on our board of directors and may not be construed as overruling a decision by our board of directors or creating or implying any change to the fiduciary duties of our board of directors. The vote will not affect any compensation previously paid or awarded to any executive. Our Compensation Committee and our board of directors may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a "say on frequency" vote, held at our Annual Meeting of Stockholders, held on November 12, 2019, our board of directors determined that we will hold our say on pay vote annually until the next required say on frequency vote. We are holding our say on pay vote at this Annual Meeting. Our next say on frequency vote will occur no later than 2025.

Required Vote

Endorsement of the compensation of our executive officers will require the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVES.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation for the last two fiscal years awarded to, earned by, or paid to our Chief Executive Officer (principal executive officer) and our two most highly compensated executive officers other than our CEO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends.

				Stock		All other
Name and principle	Fiscal	Salary	Bonus	awards		compensation		Total
Position	Year	($)	($)	($)		($)		($)
Peter Victor Derycz	2022	371,760	124,000	125,862	(1)	18,205		639,827
Executive Chairman	2021	371,521	132,060	143,840	(2)	18,240		665,661

Roy W. Olivier	2022	371,520	—	142,999	(3)	9,520		524,039
President and Chief Executive Officer, and Director	2021	97,167	25,000	53,000	(5)	13,500	(4)	188,667

William Nurthen	2022	214,092	70,500	284,000	(6)	13,460		582,052
Chief Financial Officer and Secretary	2021	—	—	—		—		—

(1)	Represents the grant date fair value of 30,061 shares of restricted stock granted on August 5, 2021, 7,078 shares of restricted stock granted on December 2, 2021, 7,381 shares of restricted stock granted on February 8, 2022, and 8,289 shares of restricted stock granted on May 10, 2022. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

(2)	Represents the grant date fair value of 37,200 shares of restricted stock granted on August 3, 2020, 7,277 shares of restricted stock granted on November 17, 2020, 6,225 shares of restricted stock granted on February 9, 2021, and 10,000 shares of restricted stock granted on May 11, 2021. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

(3)	Represents the grant date fair value of 18,939 shares of restricted stock granted on August 5, 2021, 14,155 shares of restricted stock granted on December 2, 2021, 14,762 shares of restricted stock granted on February 8, 2022, and 16,578 shares of restricted stock granted on May 10, 2022. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

(4)	Represents director cash compensation.

(5)	Represents director stock compensation for the fair value of fully vested options granted on November 17, 2020, to purchase 50,000 shares of common stock at an exercise price of $3.13 per share.

(6)	Represents the grant date fair value of 100,000 shares of restricted stock granted on October 4, 2021, 5,476 shares of restricted stock granted on February 8, 2022, and 6,150 shares of restricted stock granted on May 10, 2022. The grant date fair value was estimated using the market price of our common stock at the date of grant. Of this amount, 100,000 shares of the restricted stock vests over a four-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met. The remaining 11,626 shares of the restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

Employment Agreements

Peter Victor Derycz

On March 29, 2021, we entered into an amended and restated executive employment agreement with Mr. Derycz. Under the terms of the executive employment agreement, Mr. Derycz has agreed to serve as our Executive Chairman on an at-will basis. The term of the agreement ends on March 28, 2024. The agreement provides for a base salary of $371,520 per year and participation in an executive bonus plan as determined by the Board. No part of Mr. Derycz’s salary is allocated to his duties as a director of our company.

The agreement contains provisions that prohibit Mr. Derycz from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Derycz of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Derycz will be eligible to receive an amount equal to his then-current base salary and bonus payable through the end of the term in the form of salary continuation, and vesting for all of his then-outstanding incentive awards will fully accelerate such that such incentive awards shall become fully vested, if he is terminated without cause. Mr. Derycz may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

Roy W. Olivier

On March 29, 2021, we entered into an executive employment agreement with Mr. Olivier. Under the terms of the executive employment agreement, Mr. Olivier agreed to serve as our Interim Chief Executive Officer and President on an at-will basis. The term of the agreement ended on September 21, 2021, and it was amended and restated on October 4, 2021 to formally appoint Mr. Oliver as Chief Executive Officer and President. The agreement provides for a base salary of $371,520 per year and participation in an executive bonus plan as determined by the Board. No part of Mr. Olivier’s salary is allocated to his duties as a director of our company.

The amended and restated agreement contains provisions that prohibit Mr. Olivier from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Olivier of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Olivier will be eligible to receive an amount equal to his then-current base salary payable and group medical benefits for a period equal to the lesser of (i) eighteen (18) months or (ii) the end of the term of his amended and restated agreement, if he is terminated without cause. In addition, he is eligible to receive a pro-rata bonus for the fiscal year of termination. Mr. Olivier may terminate the agreement at any time, with or without reason, upon two weeks’ advance written notice.

William Nurthen

On October 4, 2021, we entered into an executive employment agreement with Mr. Nurthen which has an indefinite period. Under the terms of the executive employment agreement, Mr. Nurthen has agreed to serve as our Chief Financial Officer on an at-will basis. The agreement provides for a base salary of $284,000 per year and participation in an executive bonus plan as determined by the Board.

The agreement contains provisions that prohibit Mr. Nurthen from soliciting our customers or employees during his employment with us and for one year afterward for employees and two years afterward for customers. The agreement also contains provisions that restrict disclosure by Mr. Nurthen of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Nurthen will be eligible to receive (i) an amount equal to twelve (12) months of his then-current base salary payable in the form of salary continuation, (ii) a pro-rata bonus for the then-current fiscal year, (iii) acceleration of all outstanding unvested options or restricted stock as of the effective date of termination, and (iv) continuation of health and welfare benefits for 12 months if he is terminated without cause. Mr. Nurthen may terminate the agreement at any time, with or without reason, upon thirty (30) days’ advance written notice.

Scott Ahlberg

On July 1, 2010, we entered into an executive employment agreement with Mr. Ahlberg which was subsequently amended on June 30, 2022. Under the terms of the executive employment agreement, Mr. Ahlberg has agreed to serve as Chief Operating Officer on an at-will basis. The term of the agreement ends on June 30, 2023. The agreement provides for a base salary of $240,400 per year and participation in an executive bonus plan as determined by the Board.

The agreement contains provisions that prohibit Mr. Ahlberg from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Ahlberg of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Ahlberg will be eligible to receive an amount equal to six (6) months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. Mr. Ahlberg may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

Shane Hunt

On November 1, 2012, we entered into an executive employment agreement with Mr. Hunt which was subsequently amended on June 30, 2022. Under the terms of the executive employment agreement, as amended, Mr. Hunt has agreed to serve as Chief Revenue Officer on an at-will basis. The term of the agreement ends on June 30, 2023. The agreement provides for a base salary of $225,000 per year and participation in a bonus plan based upon company sales and retention, and executive bonus plan as determined by the Board.

The agreement contains provisions that prohibit Mr. Hunt from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Hunt of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Hunt will be eligible to receive an amount equal to six (6) months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. Mr. Hunt may terminate the agreement at any time, with or without reason, upon two weeks’ advance written notice.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock options, warrants and other stock awards (restricted stock) for each named executive officer as of June 30, 2022.

	Number of	Number of
	securities	securities			Stock Awards:		Stock Awards:
	underlying	underlying	Option/	Option/	Number of		Market value of
	unexercised	unexercised	Warrant	Warrant	shares of stock		shares of stock
	options/warrants	options/warrants	exercise	expiration	that have not		that have not
Name	exercisable (#)	unexercisable (#)	price ($)	date (1)	vested (#)		vested ($)
Peter Victor Derycz	32,000	—	$1.25	2/13/2023	—		—
	16,000	—	$1.85	5/20/2023	—		—
	—	—	—	—	361	(2)	$1,130	(3)
	—	—	—	—	646	(4)	$2,260	(5)
	—	—	—	—	1,111	(6)	$3,323	(7)
	—	—	—	—	12,400	(8)	$30,380	(9)
	—	—	—	—	3,032	(10)	$6,458	(11)
	—	—	—	—	3,113	(12)	$7,750	(13)
	—	—	—	—	5,833	(14)	$12,658	(15)
	—	—	—	—	30,061	(16)	$79,361	(17)
	—	—	—	—	7,078	(18)	$15,501	(19)
	—	—	—	—	7,381	(20)	$15,500	(21)
	—	—	—	—	8,289	(22)	$15,500	(23)
Roy W. Olivier	50,000	—	$2.40	11/13/2028	—		—
	50,000	—	$3.13	11/12/2029	—		—
	50,000	—	$2.13	11/17/2030	—		—
	—	—	—	—	18,939	(16)	$49,999	(17)
	—	—	—	—	14,155	(18)	$30,999	(19)
	—	—	—	—	14,762	(20)	$31,000	(21)
	—	—	—	—	16,578	(22)	$31,001	(23)
William Nurthen	—	—	—	—	100,000	(24)	$261,000	(25)
	—	—	—	—	5,476	(20)	$11,500	(21)
	—	—	—	—	6,150	(22)	$11,501	(23)

(1)	Stock options expire ten years from the grant date.

(2)	The restricted stock was granted on November 12, 2019 and vest over a three year period, with a one year cliff vesting period.

(3)	Based on a market closing price per share of common stock of $3.13 on November 12, 2019.

(4)	The restricted stock was granted on February 11, 2020 and vest over a three year period, with a one year cliff vesting period.

(5)	Based on a market closing price per share of common stock of $3.50 on February 11, 2020.

(6)	The restricted stock was granted on May 12, 2020 and vest over a three year period, with a one year cliff vesting period.

(7)	Based on a market closing price per share of common stock of $2.99 on May 12, 2020.

(8)	The restricted stock was granted on August 3, 2020 and vest over a three year period, with a one year cliff vesting period.

(9)	Based on a market closing price per share of common stock of $2.45 on August 3, 2020.

(10)	The restricted stock was granted on November 17, 2020 and vest over a three year period, with a one year cliff vesting period.

(11)	Based on a market closing price per share of common stock of $2.13 on November 17, 2020.

(12)	The restricted stock was granted on February 9, 2021 and vest over a three year period, with a one year cliff vesting period.

(13)	Based on a market closing price per share of common stock of $2.49 on February 9, 2021.

(14)	The restricted stock was granted on May 11, 2021 and vest over a three year period, with a one year cliff vesting period.

(15)	Based on a market closing price per share of common stock of $2.17 on May 11, 2021.

(16)	The restricted stock was granted on August 5, 2021 and vest over a three year period, with a one year cliff vesting period.

(17)	Based on a market closing price per share of common stock of $2.64 on August, 2021.

(18)	The restricted stock was granted on December 2, 2021 and vest over a three year period, with a one year cliff vesting period.

(19)	Based on a market closing price per share of common stock of $2.19 on December 2, 2021.

(20)	The restricted stock was granted on February 8, 2022 and vest over a three year period, with a one year cliff vesting period.

(21)	Based on a market closing price per share of common stock of $2.10 on February 8, 2022.

(22)	The restricted stock was granted on May 10, 2022 and vest over a three year period, with a one year cliff vesting period.

(23)	Based on a market closing price per share of common stock of $1.87 on May 10, 2022.

(24)	The restricted stock was granted on October 4, 2021 and vest over a four year period, with a one year cliff vesting period.

(25)	Based on a market closing price per share of common stock of $2.61 on October 4, 2021.

Director Compensation

The following table presents information regarding compensation awarded or paid to our directors for our fiscal years ended June 30, 2022 and 2021 for the services rendered by them to the Company in all capacities.

		Fees	Warrant
		earned	and
		or paid	Option
	Fiscal	in cash	Awards
Name	Year	($)	($)	Total ($)
John Regazzi (1)	2022	18,000	104,000	122,000
	2021	31,500	106,000	137,500
Gen. Merrill McPeak (2)	2022	18,000	52,000	70,000
	2021	18,000	53,000	71,000
Eugene Robin (3)	2022	18,000	52,000	70,000
	2021	4,500	36,563	41,063
Barbara J. Cooperman (4)	2022	7,079	40,318	47,397
	2021	—	—	—

(1)	Outstanding equity awards as of June 30, 2022 consists of options to purchase 100,000 shares of common stock at $2.10 per share, 100,000 shares of common stock at $2.13 per share, options to purchase 100,000 shares of common stock at $3.13 per share, options to purchase 100,000 shares of common stock at $2.40 per share, options to purchase 30,000 shares of common stock at $1.10 per share, options to purchase 16,000 shares of common stock at $0.80 per share, options to purchase 150,000 shares of common stock at $0.70 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.05 per share, and options to purchase 150,000 shares of common stock at an exercise price of $1.20 per share.

(2)	Outstanding equity awards as of June 30, 2022 consists of options to purchase 50,000 shares of common stock at an exercise price of $2.10 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.40 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.20 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.05 per share, options to purchase 75,000 shares of common stock at an exercise price of $0.70 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.10 per share, options to purchase 50,000 shares of common stock at an exercise price of $1.05 per share, and options to purchase 50,000 shares of common stock at an exercise price of $1.15 per share.

(3)	Outstanding equity awards as of June 30, 2022 consists of options to purchase 50,000 shares of common stock at an exercise price of $2.10 per share and options to purchase 31,250 shares of common stock at an exercise price of $2.43 per share.

(4)	Outstanding equity awards as of June 30, 2022 consists of options to purchase 38,767 shares of common stock at an exercise price of $2.10 per share.

In fiscal 2022 our non-employee Lead Independent Director received $18,000 and options to purchase 100,000 shares of our common stock for attending meetings and serving on our board of directors. In fiscal 2021 our non-employee Lead Independent Director received $36,000 and options to purchase 100,000 shares of our common stock for attending meetings and serving on our board of directors In fiscal 2022 and 2021, other non-employee directors of our company received $18,000 and options to purchase 50,000 shares of our common stock, for attending meetings and serving on our board of directors. We expect to compensate our non-employee directors with a combination of cash and options to purchase our common stock going forward. Compensation payable to non-employee directors may be adjusted from time to time, as approved by our board of directors.

Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Amended and Restated Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Amended and Restated Bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We have also entered into separate indemnification agreements with our directors and executive officers.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 5, 2022, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) each named executive officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of October 5, 2022. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. The address of each director and officer is c/o Research Solutions, Inc., 10624 S. Eastern Ave., Ste. A-614, Henderson, NV 89052. Applicable percentage ownership in the following table is based on 27,330,878 shares of common stock outstanding as of October 5, 2022 plus, for each person, any securities that person has the right to acquire within 60 days of October 5, 2022.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned	of Shares
Greater than 5% Shareholder:
Richard H. Witmer, Jr. 16 Fort Hills Lane Greenwich, CT 06831	2,608,448	9.5%
Bristol Investment Fund, Ltd. (1) 662 N. Sepulveda Blvd., Suite 300 Los Angeles, CA 90049	2,582,108	9.4%
Cove Street Capital 2101 East El Segundo Blvd., Suite 203 El Segundo, CA 90245	2,488,464	9.1%
Cowan Prime Advisors, a division of Cowan Prime Services, LLC 599 Lexington Ave., Floor 21 New York, NY 10022	1,562,200	5.7%
Directors and Executive Officers:
Peter Victor Derycz (2)	3,414,619	12.5%
Roy W. Olivier (3)	361,633	1.3%
William Nurthen (4)	136,227	* %
Scott Ahlberg (5)	528,177	1.9%
Shane Hunt (6)	215,915	* %
John Regazzi (7)	1,093,500	3.9%
Gen. Merrill McPeak (8)	834,608	3.0%
Eugene Robin (9)	83,923	* %
Barbara J. Cooperman (10)	38,767	* %
All Directors and Executive Officers as a group (9 persons) (11)	6,707,369	22.9%

*	Less than 1%.

(1)	Paul Kessler exercises voting and investment power over the shares held by Bristol Investment Fund, Ltd. and is the brother-in-law of Peter Victor Derycz. Mr. Kessler previously served as a member of our board of directors from August 18, 2014 through November 6, 2015.

(2)	Includes shares underlying options to purchase 32,000 shares of common stock at an exercise price of $1.25 per share, and options to purchase 16,000 shares of common stock at an exercise price of $1.85 per share, and 79,305 shares of unvested restricted stock. The restricted stock vests over a three year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

(3)	Includes shares underlying options to purchase 50,000 shares of common stock at an exercise price of $3.13 per share, and options to purchase 50,000 shares of common stock at an exercise price of $2.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.40 per share, and 64,434 shares of unvested restricted stock. The restricted stock vests over a three year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

(4)	Includes 111,626 shares of unvested restricted stock. Of this amount, 100,000 shares of the restricted stock vests over a four-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met. The remaining 11,626 shares of the restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

(5)	Includes shares underlying options to purchase 75,000 shares of common stock at an exercise price of $1.50 per share, options to purchase 25,600 shares of common stock at an exercise price of $1.15 per share, and 58,838 shares of unvested restricted stock. The restricted stock vests over a three year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

(6)	Includes shares underlying options to purchase 7,500 shares of common stock at an exercise price of $1.00 per share, options to purchase 12,000 shares of common stock at an exercise price of $1.20 per share, options to purchase 10,000 shares of common stock at an exercise price of $1.59 per share, options to purchase 20,000 shares of common stock at an exercise price of $2.50 per share, options to purchase 8,000 shares of common stock at an exercise price of $2.49 per share, options to purchase 8,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 7,333 shares of common stock at an exercise price of $3.50 per share, options to purchase 6,667 shares of common stock at an exercise price of $2.99 per share, options to purchase 6,000 shares of common stock at an exercise price of $2.45 per share, options to purchase 5,333 shares of common stock at an exercise price of $2.13 per share, options to purchase 4,667 shares of common stock at an exercise price of $2.49 per share, options to purchase 4,000 shares of common stock at an exercise price of $2.17 per share, and options to purchase 3,064 shares of common stock at an exercise price of $2.64 per share.

(7)	Includes shares underlying options to purchase 30,000 shares of common stock at $1.10 per share, options to purchase 16,000 shares of common stock at $0.80 per share, options to purchase 150,000 shares of common stock at $0.70 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.05 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.20 per share, options to purchase 100,000 shares of common stock at an exercise price of $2.40 per share, and options to purchase 100,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 100,000 shares of common stock at an exercise price of $2.13 per share, and options to purchase 100,000 shares of common stock at an exercise price of $2.10 per share.

(8)	Includes options to purchase50,000 shares of common stock at an exercise price of $1.15 per share, options to purchase 50,000 shares of common stock at an exercise price of $1.05 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.10 per share, options to purchase 75,000 shares of common stock at an exercise price of $0.70 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.05 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.20 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.40 per share, options to purchase 50,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.13 per share, and options to purchase 50,000 shares of common stock at an exercise price of $2.10 per share.

(9)	Includes shares underlying options to purchase 31,250 shares of common stock at an exercise price of $2.43 per share and options to purchase 50,000 shares of common stock at an exercise price of $2.10 per share.

(10)	Includes shares underlying options to purchase 38,767 shares of common stock at an exercise price of $2.10 per share.

(11)	Includes shares underlying options to purchase 2,017,181 shares of common stock.

Equity Compensation Plan Information

In December 2007, we established the 2007 Equity Compensation Plan (the “2007 Plan”) and in November 2017 we established the 2017 Omnibus Incentive Plan (the “2017 Plan”), collectively (the “Plans”). The Plans were approved by our board of directors and stockholders. The purpose of the Plans is to grant stock and options to purchase our common stock, and other incentive awards, to our employees, directors and key consultants. On November 10, 2016, the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2007 Plan increased from 5,000,000 to 7,000,000. On November 21, 2017, the Company’s stockholders approved the adoption of the 2017 Plan (previously adopted by our board of directors on September 14, 2017), which authorized a maximum of 1,874,513 shares of common stock that may be issued pursuant to awards granted under the 2017 Plan. On November 17, 2020, the Company's stockholders approved an increase in the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2017 Plan from 2,374,513 to 3,374,513. On November 17, 2021, the Company's stockholders approved an increase in the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2017 Plan from 3,374,513 to 6,874,513. Upon adoption of the 2017 Plan we ceased granting incentive awards under the 2007 Plan and commenced granting incentive awards under the 2017 Plan. The shares of our common stock underlying cancelled and forfeited awards issued under the 2017 Plan may again become available for grant under the 2017 Plan. Cancelled and forfeited awards issued under the 2007 Plan that were cancelled or forfeited prior to November 21, 2017 became available for grant under the 2007 Plan. As of June 30, 2022, there were 3,935,596 shares available for grant under the 2017 Plan, and no shares were available for grant under the 2007 Plan. All incentive stock award grants prior to the adoption of the 2017 Plan on November 21, 2017 were made under the 2007 Plan, and all incentive stock award grants after the adoption of the 2017 Plan on November 21, 2017 were made under the 2017 Plan. The following table provides information as of June 30, 2022 with respect to the Plans, which are the only compensation plans under which our equity securities are, or have been, authorized for issuance.

Number of securities
remaining available
for future issuance
	Number of securities to be	Weighted average	under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (2007 Equity Compensation Plan, and 2017 Omnibus Incentive Plan)	3,182,872	$1.79	3,935,596
Equity compensation plans not approved by stockholders	—	—	—
Total	3,182,872		3,935,596

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described herein, since July 1, 2020, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•	in which any director, executive officer, stockholder who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Our review of copies of the Section 16(a) reports filed to report transactions occurring during the fiscal year ended June 30, 2022 indicates that all filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with except as follows: Mr. Derycz failed to timely file two Form 4s reporting two transactions; Mr. Ahlberg failed to timely file two Form 4s reporting three transactions; each of Mr. Hunt and Ms. Cooperman failed to timely file a Form 3 and a Form 4 reporting one transaction; and each of Messrs. Olivier, McPeak and Robin and Alan Urban (our former Chief Financial Officer) failed to timely file a Form 4 reporting one transaction.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2023 annual meeting of stockholders, the written proposal must be received by us no later than June 13, 2023, and should contain the information required by our Amended and Restated Bylaws. If the date of next year’s annual meeting is moved more than 30 days before or after November 17, 2023, the first anniversary of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement is instead a reasonable time before we begin to print and mail our proxy materials for next year’s meeting. Any proposals will also need to comply with Rule 14a-8 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to our Secretary at our mailing address.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 18, 2023. Proposals and the required notice should be addressed to our Secretary at our mailing address.

If you intend to present a proposal at our 2023 annual meeting of stockholders and the proposal is not intended to be included in our Proxy Statement relating to that meeting, you must give us advance notice of the proposal in accordance with our Amended and Restated Bylaws. Pursuant to our Amended and Restated Bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our Secretary, at our mailing address, from and after July 20, 2023 through August 19, 2023. However, if the date of our 2022 annual meeting of stockholders is more than 30 days before or after November 17, 2023, the first anniversary of this year’s Annual Meeting, stockholders must give us notice of any stockholder proposals after the 120th day prior to next year’s annual meeting and before the 90th day prior to next year’s annual meeting, or, if later, the 10th day following the day on which we first make public announcement of the date of next year’s annual meeting. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Proxy Statement and an annual report to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and annual report if previously notified by their bank, broker or other holder. This process, by which only one proxy statement and annual report, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Proxy Statement or annual report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker or other holder.

Copies of this Proxy Statement and our annual report are available promptly by calling (310) 477-0354, or by writing to Research Solutions, Inc., 10624 S. Eastern Ave., Suite A-614, Henderson, NV 89052. If you are receiving multiple copies of this Proxy Statement, you also may request orally or in writing to receive a single copy of this Proxy Statement by calling (310) 477-0354, or writing to Research Solutions, Inc., Attention: Investor Relations, 10624 S. Eastern Ave., Suite A-614, Henderson, NV 89052.

OTHER MATTERS

Our board of directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91951-P81484 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RESEARCH SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. TO ELECT THE FOLLOWING SIX NOMINEES AS DIRECTORS:

01) JOHN REGAZZI
02) EUGENE ROBIN
03) PETER VICTOR DERYCZ
04) GENERAL MERRILL MCPEAK
05) ROY W. OLMER
06) BARBARA J. COOPERMAN

The undersigned hereby confer(s) upon the Proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

	For	Against	Abstain
2. TO RATIFY THE APPOINTMENT OF WEINBERG & COMPANY, P.A., AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.	☐	☐	☐
3. TO HOLD AN ADVISORY VOTE APPROVING THE FOLLOWING RESOLUTION ENDORSING OUR EXECUTIVE COMPENSATION: "RESOLVED, THAT THE STOCKHOLDERS APPROVE THE COMPENSATION OF THE COMPANY'S EXECUTIVES, AS DISCLOSED IN THE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE IN THE COMPANY'S PROXY STATEMENT FOR THE ANNUAL MEETING."	☐	☐	☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RESEARCH SOLUTIONS, INC.

The undersigned revokes any other proxy to vote at the Annual Meeting of Stockholders and hereby ratifies and confirms all that the Proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said Proxies are authorized to vote in accordance with their best judgment.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated October 7, 2022 relating to the Annual Meeting of Stockholders.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D91952-P81484

RESEARCH SOLUTIONS, INC.

Proxy for Annual Meeting of Stockholders
November 17, 2022 11:00 A.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RESEARCH SOLUTIONS, INC.

The undersigned, a stockholder of Research Solutions, Inc., a Nevada corporation (the "Company"), hereby appoints PETER VICTOR DERYCZ and ROY W. OLIVIER or either of them, the proxies of the undersigned (the "Proxies"), each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on November 17, 2022 at 11:00 A.M., and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:

This proxy will be voted in accordance with the instructions set forth on the reverse side. Where a vote is not specified, the proxies will vote the shares represented by the proxy "FOR" all nominees listed in Proposal 1, "FOR" Proposals 2 and 3, and as said proxy shall deem advisable on such other business as may come before the Annual Meeting of Stockholders, unless otherwise directed.

(Continued and to be signed on the reverse side)